                                                                     EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 40 to Registration  Statement No. 33-64872 on Form N-1A of our reports dated
May 14, 2007, relating to the financial  statements and financial  highlights of
American Century Capital Portfolios,  Inc., including Equity Income Fund, Equity
Index Fund, Large Company Value Fund, Mid Cap Value Fund, NT Large Company Value
Fund, NT Mid Cap Value Fund,  Real Estate Fund,  Small Cap Value Fund, and Value
Fund,  appearing in the Annual Report on Form N-CSR of American  Century Capital
Portfolios,  Inc. for the year ended March 31, 2007, and to the references to us under the headings  "Financial  Highlights" in the Prospectuses and "Independent
Registered Public  Accounting Firm" and "Financial  Statements" in the Statement
of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
--------------------------------------
DELOITTE & TOUCHE LLP

Kansas City, Missouri
July 23, 2007